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                                                                     Exhibit 4.3


                                ESCROW AGREEMENT

     This Escrow Agreement (the "Escrow Agreement") is entered into as of February 22, 2002 (the "Effective Date"), by and among Northwest Ethanol, LLC, an Ohio limited liability company (the "Company") and National City Bank, a national banking association, as escrow agent ("Escrow Agent").

                                    RECITALS

     A. WHEREAS, the Form SB-2 Registration Statement of the Company, as amended from time to time by the Company (the "Registration Statement"), contemplates that an escrow account be established to hold the gross proceeds from subscriptions for units of the Company sold in the offering (the "Units") until April 30, 2002, subject to extension but in no event beyond September 30, 2002 (the "Offering Termination Date"), or until the Minimum amount sought in the offering (the "Minimum") is fully subscribed and the other closing conditions are satisfied prior to the Offering Termination Date. Capitalized terms used in this Escrow Agreement without definition shall have the respective meanings given to them in the prospectus which is a part of the Registration Statement, as amended from time to time (the "Prospectus");

     B. WHEREAS, the Prospectus contemplates that if the Minimum is fully subscribed and the other closing conditions are satisfied prior to the Offering Termination Date, the Escrow Agent shall disburse the entire Escrow Amount in immediately available funds to the Company. If subscriptions for the Minimum have not been received or if one or more of the other conditions to the initial closing has not been satisfied on or before the Offering Termination Date, funds deposited in the escrow account, together with interest earned thereon, as determined by Escrow Agent, will be promptly released to the subscribers as their interests may appear; and

     C. WHEREAS, the parties hereto desire to establish the terms and conditions pursuant to which such escrow account will be established and maintained;

     NOW, THEREFORE, the parties hereto, intending to be legally bound, hereby agree as follows:

     1.   ESTABLISHMENT OF ESCROW

          (a) Beginning on the Effective Date, subscribers for Units will be depositing gross subscription proceeds with Escrow Agent, and Escrow Agent acknowledges that any such proceeds actually received by it, together with any interest, dividends or increase earned thereon ("Interest"), shall be referred to herein as the "Escrow Amount."

          (b) Escrow Agent hereby agrees to act as escrow agent and to hold, safeguard and disburse the Escrow Amount pursuant to the terms and conditions of this Escrow Agreement and the Prospectus.

     2.   INVESTMENT OF FUNDS

     Escrow Agent shall invest or reinvest the Escrow Amount in accordance with the written instructions of the Company from time to time, until disbursement of the entire Escrow Amount.



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Absent written instructions from the Company to the contrary, Escrow Agent shall invest and reinvest the Escrow Amount in the Armada Money Market Fund. The Company acknowledges receipt of disclosure that Escrow Agent or an affiliate of Escrow Agent serves as investment advisor to the Armada Money Market Fund and in such capacity receives a fee. Escrow Agent is authorized to liquidate in accordance with its customary procedures any portion of the Escrow Amount consisting of investments to provide for payments required to be made under this Escrow Agreement.

     3.   TERMINATION OF ESCROW

          (a) On or before the Offering Termination Date, the Company may give notice (a "Notice") to Escrow Agent specifying that the Minimum is fully subscribed and all other conditions to closing set forth in the Prospectus have been satisfied, whereupon Escrow Agent shall promptly disburse the entire Escrow Amount in immediately available funds to the Company or in accordance with such other written instructions as the Company may deliver to Escrow Agent.

          (b) On or before the Offering Termination Date, the Company may notify Escrow Agent if the Minimum is not fully subscribed or if any of the other conditions to closing set forth the Prospectus have not or will not be satisfied by the Offering Termination Date, whereupon Escrow Agent shall promptly disburse the entire Escrow Amount to the subscribers for Units as their interests may appear.

          (c) If Escrow Agent shall not have received a notice under either
Section 3(a) or 3(b) by the close of business on September 30, 2002, then Escrow Agent shall promptly disburse the entire Escrow Amount in accordance with
Section 3(b).

     4.   DUTIES OF ESCROW AGENT

          (a) Escrow Agent shall have the duty to give the Escrow Amount held by it hereunder no lesser degree of care than it gives its own similar property, but shall not be required to invest any funds held hereunder except as directed in this Escrow Agreement, or in written instructions from The Company.

          (b) Escrow Agent shall not be liable, except for its own gross negligence or willful misconduct and, except with respect to claims based upon such gross negligence or willful misconduct that are successfully asserted against Escrow Agent, the Company shall indemnify and hold harmless Escrow Agent (and any successor Escrow Agent) from and against any and all losses, liabilities, claims, actions, damages and expenses, including reasonable attorneys' fees and disbursements arising out of and in connection with this Escrow Agreement. Without limiting the foregoing, Escrow Agent shall in no event be liable in connection with its investment or reinvestment of the Escrow Amount in good faith, in accordance with the terms hereof.

          (c) Escrow Agent shall be entitled to rely upon any order, judgment, certification, demand, notice, instrument or other writing delivered to it hereunder without being required to determine the authenticity or the correctness of any fact stated therein or the propriety or validity of the service thereof. Escrow Agent may act in reliance upon any instrument or





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signature believed by it to be genuine and may assume that the person purporting to give receipt or advice or make any statement or execute any document on behalf of the Company in connection with the provisions hereof has been duly authorized to do so. Escrow Agent may conclusively presume that the undersigned representative of the Company has full power and authority to instruct Escrow Agent on behalf of the Company unless written notice to the contrary is delivered to Escrow Agent.

          (d) Escrow Agent may act pursuant to the advice of counsel of its own choosing with respect to any matter relating to this Escrow Agreement and shall not be liable for any action taken or omitted by it in good faith in accordance with such advice.

          (e) Escrow Agent does not have any interest in the Escrow Amount deposited hereunder but is serving as escrow holder only and having only possession thereof. The Company or each subscriber for Units shall be responsible for the payment of taxes related to Interest earned on the Escrow Amount. Any payments of Interest to the Company from the Escrow Amount shall be subject to any applicable withholding regulations then in force with respect to United States taxes. The Company will provide Escrow Agent with an appropriate Internal Revenue Service Form W-9 for tax identification number certification. Escrow Agent will provide 1099 reporting. This Section 4(e) and Section 4(b) shall survive notwithstanding any termination of this Escrow Agreement or the resignation of Escrow Agent.

          (f) Escrow Agent makes no representation as to the validity, value, genuineness or collectability of any security or other document or instrument held by or delivered to it hereunder.

          (g) Escrow Agent shall not be called upon to advise anyone as to the advisability of selling or retaining or taking or refraining from any action with respect to any securities or other property deposited hereunder.

          (h) Escrow Agent (and any successor Escrow Agent) may at any time resign as such by delivering the Escrow Amount to any successor Escrow Agent designated by the Company in writing, or to any court of competent jurisdiction, whereupon Escrow Agent shall be discharged of and from any and all further obligations arising in connection with this Escrow Agreement. The resignation of Escrow Agent will take effect on the earlier of (a) the appointment of a successor (including a court of competent jurisdiction) or (b) the day which is 30 days after the date of delivery of its written notice of resignation to the other parties hereto. If at that time Escrow Agent has not received a designation of a successor Escrow Agent, Escrow Agent's sole responsibility after that time shall be to retain and safeguard the Escrow Amount until receipt of a designation of successor Escrow Agent or a written disposition instruction by the Company or a final non-appealable order of a court of competent jurisdiction.

          (i) In the event that the Escrow Agent merges or consolidates with another bank or sells or transfers all or substantially all of its assets or trust business, then the successor or resulting bank shall be Escrow Agent hereunder without the necessity of further action or the execution of any document, so long as such successor or resulting bank meets the requirements of a successor escrow agent hereunder.




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          (j) In consideration for its services hereunder, the Company agrees to pay all of the fees, costs, charges and expenses of Escrow Agent, including reasonable attorneys' fees, which are incurred in connection with the performance of its duties and obligations hereunder. Escrow Agent's fees hereunder shall be as follows:

     Administrative Fee to 9/30/02                      $2,000

     Thereafter, $300.00 per month or any part thereof

     Armada Fund Automatic Cash Management Fee          50 basis points of daily
                                                        balance calculated daily

     Purchase or sale of assets other than Armada Funds $50.00

     Escrow Agent shall submit written information (including copies of receipts) to the Company with respect to the nature and amount of all expenses which it may incur prior to payment of the same. Amounts payable to Escrow Agent by the Company hereunder shall not be paid out of the Escrow Amount except that Escrow Agent may deduct all fees and expenses due if the Escrow Amount is released pursuant to Section 3(a) hereof.

          (k) No printed or other matter in any language (including, without limitation, prospectuses, notices, reports and promotional material) that mentions Escrow Agent's name or the rights, powers, or duties of Escrow Agent shall be issued by the Company or on the Company's behalf unless Escrow Agent shall first have given its specific written consent thereto, provided, however, that Escrow Agent hereby consents to the Prospectus.

          (l) The Company authorizes Escrow Agent, for any securities held hereunder, to use the services of any United States central securities depository it reasonably deems appropriate, including, without limitation, the Depositary Trust Company and the Federal Reserve Book Entry System.

     5.   LIMITED RESPONSIBILITY

          This Escrow Agreement expressly sets forth all the duties of Escrow Agent with respect to any and all matters pertinent hereto. No implied duties or obligations shall be read into this Escrow Agreement against Escrow Agent. Escrow Agent shall not be bound by the provisions of any agreement with the Company except this Escrow Agreement.

     6.   NOTICES

          All notices, consents, waivers and other communications under this Escrow Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by telecopier (with written confirmation of receipt), provided that a copy is mailed by certified or registered mail, return receipt requested, or (c) when received at the address set forth below, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses and telecopier




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numbers set forth below (or to such other addresses and telecopier numbers as a party may designate by notice to the other party):

                  If to Company:

                           Northwest Ethanol, LLC:
                           Attn:  Mr. Ted Penner
                           101 Clinton Street, Suite 1500
                           Defiance, Ohio 43512
                           Bus: (419) 784-9982
                           Bus: (419) 899-2376
                           Fax: (419) 784-9991
                           e-Mail: tpenner@defnet.com

                  with a copy to:

                           Paul N. Edwards, Esq.
                           McDonald, Hopkins, Burke & Haber Co., L.P.A.
                           2100 Bank One Center
                           600 Superior Avenue, E.
                           Cleveland, Ohio  44114-2653
                           Telephone: (216) 348-5432
                           Facsimile: (216) 348-5474
                           E-Mail: pedwards@mhbh.com

                  If to Escrow Agent:

                           National City Bank
                           One National City Center, Suite 655S
                           Indianapolis, Indiana  46255
                           Attention:  Charles L. Mariner
                           Telephone:  (317) 267-7260
                           Facsimile:  (317) 267-7605
                           E-Mail: charles.mariner@nationalcity.com

     7.   JURISDICTION SERVICE OF PROCESS

          Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Escrow Agreement shall be brought in the federal or state courts of the State of Ohio, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding, and waives any objection to venue laid therein. As long as service of process is effected as required by such court, process in any action or proceeding so commenced may be served on any party anywhere in the world.




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     8.   COUNTERPARTS

          This Escrow Agreement may be executed in one or more counterparts, each of which will be deemed to be an original and all of which, when taken together, will be deemed to constitute one and the same original.

     9.   SECTION HEADINGS

          The headings of sections in this Escrow Agreement are provided for convenience only and will not affect its construction or interpretation.

     10.  WAIVER

          The rights and remedies of the parties to this Escrow Agreement are cumulative and not alternative. Neither the failure nor any delay by any party in exercising any right, power or privilege under this Escrow Agreement or the documents referred to in this Escrow Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any right, power or privilege will preclude any other or further exercise of such right, power or privilege or any other right, power or privilege. To the maximum extent permitted by applicable law, (a) no claim or right arising out of this Escrow Agreement or the documents referred to in this Escrow Agreement can be discharged by one party, in whole or in part, by a waiver or renunciation of the claim or right unless in writing signed by the other party; (b) no waiver that may be given by a party will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on one party will be deemed to be a waiver of any obligation of such party or of the right of the party giving such notice or demand to take further action without notice or demand as provided in this Escrow Agreement or the documents referred to in this Escrow Agreement.

     11.  EXCLUSIVE AGREEMENT AND MODIFICATION

          This Escrow Agreement supersedes all prior agreements between the parties with respect to its subject matter and constitutes (along with the documents referred to in this Escrow Agreement) a complete and exclusive statement of the agreement between the parties with respect to its subject matter. This Escrow Agreement may not be amended except by a written agreement executed by the Company and Escrow Agent.

     12.  GOVERNING LAW

          This Escrow Agreement shall be governed by the laws of the State of Ohio without regard to conflicts of law principles.


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     IN WITNESS WHEREOF, the parties have executed and delivered this Escrow
Agreement as of the Effective Date.


                                                 THE COMPANY:
                                                 -----------

                                                 NORTHWEST ETHANOL, LLC


                                                 By: /s/ Ted W. Penner
                                                    ----------------------------
                                                 Its: Sec/Treas
                                                     ---------------------------

                                                 ESCROW AGENT:
                                                 ------------

                                                 NATIONAL CITY BANK


                                                 By: /s/ Karen Franklin
                                                    ----------------------------

                                                 Its: Assistant Vice President
                                                     ---------------------------



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